                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated January 24, 2002 relating to the consolidated balance sheets of CS Integrated LLC and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in member's equity, and cash flows for the years then ended included in the ProLogis Trust's From 10-K for the year ended December 31, 2001.



KPMG LLP

New York, New York
April 3, 2002